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Exhibit 21

Subsidiaries of Nextel Partners, Inc.

  Nextel Partners Operating Corp., a Delaware corporation (a wholly owned subsidiary of Nextel Partners, Inc.)

  Nextel WIP License MR, Inc., a Texas corporation (a wholly owned subsidiary of Nextel Partners, Inc.)

  Nextel WIP Lease Corp., a Delaware corporation (a wholly owned subsidiary of Nextel Partners Operating Corp.)

  Nextel Partners of Upstate New York, Inc., a Delaware corporation (a wholly owned subsidiary of Nextel Partners Operating Corp.)

  NPCR, Inc., a Delaware corporation (a wholly owned subsidiary of Nextel Partners Operating Corp.)

  NPFC, Inc., a Nevada corporation (a wholly owned subsidiary of Nextel Partners Operating Corp.)

  Nextel WIP License Corp., a Delaware corporation (a wholly owned subsidiary of Nextel Partners Operating Corp.)

  Nextel Partners Equipment Corp., a Nevada corporation (a wholly owned subsidiary of Nextel Partners Operating Corp.)

  Nextel WIP Expansion Corp., a Delaware corporation (a wholly owned subsidiary of Nextel Partners Operating Corp.)

  Nextel WIP Expansion Two Corp., a Delaware corporation (a wholly owned subsidiary of Nextel Partners Operating Corp.)

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Subsidiaries of Nextel Partners, Inc.